UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2006

LIBERTY STAR GOLD CORP. (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50071
(Commission File Number)

90-0175540
(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure.

On February 8, 2006 the Registrant announced that 69 additional claims have been staked at the Registrant’s Bonanza Hills Project in south west Alaska covering approximately 17.25 square miles. Combined with the claims previously announced in NR- 24 on October 18, 2005, the Registrant now controls 163 Alaska State quarter section mining claims covering approximately 40.75 square miles. These claims are 100% owned by the Registrant with a small royalty owed to the State of Alaska. This was undertaken as a result of a positive stream sediment sampling campaign this past summer. The additional claims cover strong gold and geochemical indicator metal stream sediment anomalies.

Item 9.01. Financial Statements and Exhibits.

99.1  News Release dated February 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe, President Date: February 8, 2006